Exhibit 99.11

ADS Letter of Transmittal and Election Form - Note: EVEN IF YOU DO NOT MAKE AN ELECTION, YOU MUST RETURN THIS FORM, PROPERLY COMPLETED, ALONG WITH ANY ADR CERTIFICATES YOU HOLD IN ORDER TO RECEIVE ANY CONSIDERATION WHICH MAY BECOME OWING WITH RESPECT TO YOUR ADSs.

Iberdrola S.A. ("Iberdrola") has proposed the acquisition of Scottish Power plc ("ScottishPower") ordinary shares by means of a scheme of arrangement (the "Scheme") pursuant to which for each ScottishPower ADS outstanding, the registered holder thereof (a "ScottishPower ADS Holder") would be entitled to exchange such ScottishPower ADS for 1,600 pence in cash (on an as converted basis) and 0.6584 of an Iberdrola ADS (the "Offer Consideration"). As part of the Scheme, Iberdrola is offering a mix and match facility (the "Facility") under which, subject to availability, you may elect to vary the proportions of cash consideration and Iberdrola ADSs you may be entitled to receive in exchange for your ScottishPower ADSs, subject to the elections made by ScottishPower Shareholders and other ScottishPower ADS Holders.

If you hold ADR certificates evidencing your ScottishPower ADSs, you must surrender all of your certificates to receive any Offer Consideration or to make an election under the Facility. If you cannot locate any of your ADR certificates, you must obtain a lost instrument open penalty surety bond. See instructions for Box D on the below hereof.

If you hold your ScottishPower ADSs in book entry form on the books of the depositary rather than in certificated form, by signing below you will be instructing JPMorgan Chase Bank, N.A. to reflect the submittal of this ADS Letter of Transmittal and Election Form with respect to such book entry ScottishPower ADSs.
If the address below is incorrect, please cross out and write in any corrections.

A

Signature: This form **must** be signed by the registered Holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered Holder(s) by documents transmitted herewith.

X ______________________ | ________ | ______________________
Signature of ADS holder | Date | Daytime Telephone #

X ______________________ | ________ | ______________________
Signature of ADS holder | Date | Daytime Telephone #

I/we, the above signed certify that I/we are owners of the ScottishPower ADSs listed above, and as such have the authority to elect/tender in respect of the Offer with these ScottishPower ADSs. Such ScottishPower ADSs are free and clear of all liens, restrictions, adverse claims and encumbrances and I/we have complied with all instructions mailed with this ADS Letter of Transmittal and Election Form.

SPECIAL NOTE:

If you make no election (or if your election is not valid) you will be deemed to have not elected and, upon presentation of this form, properly completed, along with any ADR certificates you hold, you will be entitled to receive the consideration described herein as owing with respect to each ScottishPower ADS surrendered.

B SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is **INCORRECT** OR if the space is **BLANK** write in the **CORRECT** number here. → | | | | | | | | | |

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: ______________________ Date ________

C Mix and Match Facility

ANY PROPER ELECTION SHALL BE IRREVOCABLE.

YOU NEED NOT MAKE ANY ELECTION TO RECEIVE THE OFFER CONSIDERATION DESCRIBED ABOVE. TO ELECT TO ALTER THE FORM OF OFFER CONSIDERATION TO WHICH YOU ARE ENTITLED, A PROPER ELECTION MUST BE MADE.

Mix and Match elections will be honored by Iberdrola only to the extent that equal and opposite Mix and Match elections have been made by all shareholders of ScottishPower and other ScottishPower ADS Holders. As a result, there is no guarantee that any election made will be accepted. **If the aggregate number of ADSs inserted in Alternative 1 and/or Alternative 2 exceeds the number of ScottishPower ADSs you hold, your elections will be void.**

PLEASE NOTE: UNLESS YOU HOLD A FRACTION OF AN ADS YOU MUST ELECT WITH RESPECT TO WHOLE ADSs.

CASH ELECTION:
Put in the Box for Alternative 1 the number of ScottishPower ADSs for which you elect to receive cash consideration in lieu of the Iberdrola ADS component of the Offer Consideration. To the extent you wish to elect cash for all of your ScottishPower ADSs, please insert the word "All". If you own fractional ADSs and are not inserting the word "All", you must include any fraction as to which you are electing cash for such fractional ScottishPower ADS to be so elected.

Alternative 1 [ ]

IBERDROLA ADS ELECTION:
Put in the Box for Alternative 2 the number of ScottishPower ADSs for which you elect to receive Iberdrola ADS consideration in lieu of the cash component of the Offer Consideration. To the extent you wish to elect Iberdrola ADSs for all of your ScottishPower ADSs, please insert the word "All". If you own fractional ADSs and are not inserting the word "All", you must include any fraction as to which you are electing Iberdrola ADSs for such fractional ScottishPower ADS to be so elected.

Alternative 2 [ ]

D AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

Taxpayer ID or Social Security Number | | | | | | | | | |

TOTAL ADSs LOST (Please fill in certificate numbers, if known. Attach separate schedule if needed.)

Certificate Numbers	Number of ScottishPower ADS		Certificate Numbers	Number of ScottishPower ADS

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the ScottishPower ADSs hereinafter referred to as the "securities" described in the ADS Letter of Transmittal and Election Form. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the ADS Letter of Transmittal and Election Form, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I /We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), JPMorgan Chase Bank, N.A., Scottish Power plc, Iberdrola S.A., and all their respective subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (ADS holder) ______________________ on this (date) ______________________
(Deponent) (Indemnitor) (Heirs Individually) Month Day Year

Social Security # ______________ Date ______________ Notary Public ______________

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Value:
- *Enter number of ScottishPower ADSs evidenced by the ADRs lost ______________ X $60.43 = $______________* ***ScottishPower ADS value***
- ***If the ScottishPower ADS value exceeds $500,000, or if the Holder is foreign, do not complete this affidavit. Contact JPMorgan Chase Bank, N.A. regarding the lost certificate(s).***

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.
- *The surety premium equals 1% (.01) of the share value noted in line 1 above: $__________ X (1%) or (.01) = ...$______________* ***Surety Premium***

3. Add the service fee based on the ScottishPower ADS value fee guide noted below..........$______________ ***Service Fee***
- *If the ScottishPower ADS value is less than or equal to $250.00, the Service Fee = $50.00*
- *If the ScottishPower ADS value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00*
- *If the ScottishPower ADS value is greater than $3,000.00, the Service Fee = $200.00*

4. Total amount due (add lines 2 & 3)..........$______________ ***Total Amount***

Please enclose a money order, certified check or cashiers' check for the required amount, made payable to JPMorgan Chase Bank, N.A.

THE METHOD OF DELIVERY OF ADR CERTIFICATES TO THE DEPOSITARY IS AT THE OPTION AND RISK OF THE SCOTTISHPOWER ADS HOLDER. IF DELIVERY IS BY MAIL, IT SHOULD BE MADE BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. DEPOSITS IN THE MAIL DO NOT CONSTITUTE DELIVERY TO THE DEPOSITARY. IN ALL CASES SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

JPMorgan Chase Bank, N.A. (the “Depositary”) will determine all questions as to the form and validity (including time of receipt) of any ADS Letter of Transmittal and Election Form, in its discretion, which determination shall be final and binding. The Depositary also reserves the absolute right to waive any defect or irregularity in an ADS Letter of Transmittal and Election Form completed by any ScottishPower ADS Holder, and such determination will be binding on such ScottishPower ADS Holder. Neither the Depositary nor Iberdrola will be under any duty to give notification of any defect or irregularity in any ADS Letter of Transmittal and Election Form or incur any liability for failure to give any such notification. A PROPERLY COMPLETED ADS LETTER OF TRANSMITTAL AND ELECTION FORM MUST BE SUBMITTED ALONG WITH ANY ADR CERTIFICATE YOU HOLD, BEFORE YOU CAN RECEIVE ANY OFFER CONSIDERATION IN EXCHANGE FOR YOUR SCOTTISHPOWER ADSs. IF YOU HAVE MADE AN ELECTION IN BOX C, A PROPERLY COMPLETED ADS LETTER OF TRANSMITTAL AND ELECTION FORM AND, IF APPLICABLE, YOUR ADR CERTIFICATES MUST BE RECEIVED AT ONE OF THE ADDRESSES SET FORTH BELOW PRIOR TO 3:00 P.M. (NEW YORK TIME) ON APRIL 4, 2007. JPMorgan Chase Bank, N.A. may temporarily or permanently suspend the cash purchase, dividend reinvestment and/or sale feature of the Global Invest Direct Program effective 30 days after the mailing of this ADS Letter of Transmittal and Election Form. INSTRUCTIONS FOR COMPLETING THE ADS LETTER OF TRANSMITTAL AND ELECTION FORM If you hold ADR certificates, you must surrender all your ADR certificates in order to make an election, or to be paid any cash or to receive your new Iberdrola ADSs. All registered ScottishPower ADS Holders should complete the Substitute Form W-9 in Box B (or Form W-8BEN, if appropriate) to ensure exemption from backup withholding. If you are a non-US Taxpayer, you must obtain and submit a signed W-8 BEN (Certificate of Foreign Status of Beneficial Owner for U.S. Tax Withholding) form providing the country of residence to avoid tax withholding. You may obtain a W-8 BEN form at the IRS website, www.irs.gov/pub/irs-pdf/fw8ben.pdf Details of the Offer Consideration are explained in the Scheme Document dated February 26, 2007, and you should base any choice on the information contained therein. Fractions of an Iberdrola ADS will not be issued. Instead you will receive a US dollar check for any cash in lieu of a fractional Iberdrola ADS, where applicable, in addition to your payment. If you do NOT validly complete and return the ADS Letter of Transmittal and Election Form (including Box C) prior to 3:00 p.m. (New York time) on April 4, 2007, you will be deemed to have elected the Offer Consideration with respect to the Shares represented by the ScottishPower ADSs registered in your name on the Effective Date of the Scheme. If you hold your ADSs in uncertificated form you need not return your ScottishPower ADSs when returning your ADS Letter of Transmittal and Election Form. If you hold your ScottishPower ADSs in certificated form, you must surrender your ADR certificates to be paid your Offer Consideration. The ADS Letter of Transmittal and Election Form shows the name of the registered holder(s) of the number of ScottishPower ADSs set forth thereon for which an election can be made. When the ADS Letter of Transmittal and Election Form is completed, the ScottishPower ADS Holder must sign the ADS Letter of Transmittal and Election Form (in Box A). INTRODUCTION: Under the terms of the Offer, you may elect to receive a higher or lower proportion of cash consideration or Iberdrola ADSs than that available under the principal terms of the Offer. For your election to be valid subject to equal and opposite elections made by ScottishPower Shareholders and other ScottishPower ADS Holders, this ADS Letter of Transmittal and Election Form must be completed and executed by you in accordance with the instructions and received by JPMorgan Chase Bank, N.A. before 3:00 p.m. (New York time), on April 4, 2007 (or such later time, if any, to which the right to make an election may be extended). IF YOU WANT TO RECEIVE MORE CASH INSTEAD OF IBERDROLA ADSs (ALTERNATIVE 1) You may elect to receive cash instead of Iberdrola ADSs to which you are entitled under the principal terms of the Offer, but only to the extent that other shareholders make equal and opposite elections. If you wish to receive cash instead of all or part of your entitlement to Iberdrola ADSs, you should insert in Alternative 1 the number of ScottishPower ADSs in respect of which you wish to elect to receive only cash. If you wish to elect to receive cash in respect of all of your ScottishPower ADSs, insert “All” in Alternative 1. The amount of extra cash you receive will be dependent on the receipt of equal and opposite elections by ScottishPower Shareholders and other ScottishPower ADS Holders. IF YOU WANT TO RECEIVE MORE IBERDROLA ADSs INSTEAD OF CASH (ALTERNATIVE 2) You may elect to receive additional Iberdrola ADSs instead of your cash entitlement, but only to the extent that shareholders make equal and opposite elections for additional cash consideration. To the extent that you wish to receive Iberdrola ADSs instead of all or part of your cash entitlement, you should insert in Alternative 2 the number of ScottishPower ADSs in respect of which you wish to elect to receive only Iberdrola ADSs. If you wish to elect to receive Iberdrola ADSs in respect of all your ScottishPower ADSs, insert “All” in Alternative 2. Such election will be dependent on the receipt of equal and opposite elections by ScottishPower Shareholders and other ScottishPower ADS Holders. NOTE:lf the aggregate number of ScottishPower ADSs inserted in Alternative 1 and Alternative 2 is greater than the number of ScottishPower ADSs you hold, your election will be void.

ADDITIONAL INSTRUCTIONS FOR COMPLETING THE ADS LETTER OF TRANSMITTAL AND ELECTION FORM: A. Sign, date and include your daytime telephone number in Box A and after completing all other applicable sections return this form in the enclosed BROWN envelope (together with your ADR certificates, if applicable). If you want your check for cash to be issued in another name, please call the ADS Holder Helpline at the number below for transfer instructions and forms. B. PLEASE SIGN IN BOX B TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a US Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box B and sign to certify. Please note that JPMorgan Chase Bank, N.A. may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on its records. If you are a non-US Taxpayer, please complete and return form W-8BEN that can be obtained at www.irs.gov/pub/irs-pdf/fw8ben.pdf. C. You will not receive a physical certificate for any Iberdrola ADSs to which you may be entitled, any suchIberdrola ADSs will be reflected on a statement to be sent to you. Cash received under the Scheme will be converted in the manner required by the terms of the ScottishPower ADSs and paid to you by U.S. dollar check. D. If you hold your ScottishPower ADSs in certificated form but cannot produce some or all of your ADRcertificates, you must obtain a lost instrument open penalty surety bond and file it with JPMorgan Chase Bank, N.A. To do so, complete Box D on the front side of this form, including the lost securi ties premium and service fees calculations, and return the form as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select in addition to a JPMorgan Chase Bank, N.A. service fee. Please contact us at the number provided below for further instructions on obtaining your own bond. If you need assistance in completing the ADS Letter of Transmittal and Election Form or have any queries relating to it you should telephone the Information Agent Georgeson Shareholder Services at the ADS Holder Helpline: Retail holders please call 1-800-657-4988 (toll free, if telephoning in the United States) open Monday thru Friday, 9 a.m. to 11p.m. (Eastern Standard Time) Banks & Brokers call 1-212-440-9800 open Monday thru Friday 9 a.m. to 5 p.m. (Eastern Standard Time) Please note that the ADS Holder Helpline will not provide advice on the merits of the Offer or give any financial or tax advice. WHERE TO FORWARD YOUR ADS LETTER OF TRANSMITTAL AND ELECTION FORM MATERIALS By Mail By Overnight Courier or Hand JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. Attn: Reorganization Dept. Attn: Reorganization Dept. P.O. Box 3304 480 Washington Boulevard South Hackensack, NJ 07606-1904 Mail Drop-Reorg Jersey City, NJ 07310